Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement Number 33-60730 on Form S-8 filed March 31, 1993,

(2)	Registration Statement Number 333-27459 on Form S-8 filed March 20, 1997,

(3)	Registration Statement Number 333-67033 on Form S-8 filed November 10, 1998,

(4)	Registration Statement Number 333-87996 on Form S-8 filed May 10, 2002,

(5)	Registration Statement Number 333-105081 on Form S-8 filed May 8, 2003

(6)	Registration Statement Number 333-129636 on Form S-8 filed November 10, 2005,

(7)	Registration Statement Number 333-129632 on Form S-8 filed November 10, 2005,

(8)	Registration Statement Number 333-167043 on Form S-8 filed May 24, 2010,

(9)	Registration Statement Number 333-189184 on Form S-8 filed June 7, 2013 and

(10)	Registration Statement Number 333-190687 on Form S-8 filed August 16, 2013,

of Jarden Corporation of our report dated February 26, 2016 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

New York, New York

February 26, 2016